Exhibit 10.1

132 WEST 31ST STREET BUILDING INVESTORS II, LLC

Landlord

and

SALON MEDIA GROUP, INC.

Tenant

__________________________________

AGREEMENT OF LEASE

Premises:	A Portion of the 6th Floor 31 Penn Plaza a/k/a 132 West 31st Street New York, New York 10001

Dated:	As of April 16, 2014

Schedule A	-	Fixed Rent Schedule

Exhibit A	-	Floor Plan

Exhibit B	-	Cleaning Specifications

Exhibit C	-	Rules and Regulations

Exhibit D	-	Landlord’s Initial Work

Exhibit D-1	-	Plan

ii

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (collectively, as amended from time-to-time, this “Lease”) is made as of April 16, 2014, between 132 WEST 31ST STREET BUILDING INVESTORS II, LLC, a Delaware limited liability company (“Landlord”), having an office at c/o Savanna Real Estate Funds, 430 Park Avenue, 12th Floor, New York, NY 10022 and SALON MEDIA GROUP, INC. (“Tenant”), a Delaware corporation, having an office at 870 Market Street, Suite 528, San Francisco, California 94102.

WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the 6th floor consisting of approximately 6,523 rentable square feet, substantially as shown by the hatching on Exhibit A attached hereto (the “Premises”), in the building known as 31 Penn Plaza a/k/a 132 West 31st Street, New York, New York (the “Building”), in the Borough of Manhattan, City of New York, for the term to commence on the Commencement Date (with Tenant’s possession of the Premises commencing on the Possession Date) and to end on the Expiration Date (or until such term shall sooner cease and expire as hereinafter provided). Tenant agrees to pay Rent in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate or by wire transfer, without any set off or deduction whatsoever, except as specifically as set forth in this Lease. The rentable square footage of the Building and the Premises have been mutually determined and agreed upon by Landlord and Tenant for purposes of this Lease, and Landlord makes no representation whatsoever as to the actual square feet contained in the Premises or the Building or any portions thereof.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

1.     Rent. Tenant shall pay the rent as above and as hereinafter provided.

2.   Use and Occupancy. Tenant shall use and occupy the Premises for executive, general and administrative offices and for no other purpose, including without limitation, the Ancillary Uses (as hereinafter defined) in connection therewith, in each case, consistent with the standards and character of a first-class office building located in Midtown South Manhattan, New York and all applicable laws. “Ancillary Uses” means the following uses.

(A)     Pantry

(B)     duplicating, reproduction and/or other printing facilities (provided that Tenant shall cause such facilities to be constructed, operated and maintained so that no noise or vibration will emanate from the Premises to any other portions of the Buildings (except to a de minimis extent));

(C)     conference rooms and meeting rooms for the exclusive use of Tenant, Tenant’s employees, agents and affiliates;

(D)     storage and file rooms;

(E)     shipping and mail rooms;

(F)     computer and data processing rooms; and

(G)     graphic design facilities.

3.     Term; Fixed Rent.

(a)     The term of this Lease shall commence on the date (x) this Lease is mutually executed by Landlord and Tenant and (y) Tenant delivers to Landlord the first month’s Fixed Rent payment, Security Deposit, insurance certificate and all other documentation required under this Lease (such date, the “Commencement Date”) and shall end at 11:59 p.m. on the last day of the month in which the five (5) year anniversary of the Rent Commencement Date (as hereinafter defined) occurs (the “Expiration Date”), or on such earlier date upon which the term of this Lease shall expire or be canceled or terminated pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law. Landlord shall deliver possession of the Premises to Tenant (the “Possession Date”) on or about July 1, 2014.

(b)     The rental rate per period payable hereunder (sometimes referred to herein as the “rent”, “Rent”, or “Fixed Rent”) shall be as set forth in Schedule A annexed hereto and made a part hereof. Fixed Rent shall be payable in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during the term of this Lease, at the office of Landlord or at such other place as Landlord may designate in writing, without any offset, reduction, deduction, defense and/or counterclaim whatsoever. For purposes of this Lease, the term “Additional Charges” shall mean all charges, fees and other sums of money (other than Fixed Rent) as shall be due and payable from time to time by Tenant to Landlord pursuant to this Lease.

(c)     Notwithstanding anything to the contrary contained in this Lease, provided that Tenant shall not then be in monetary or material non-monetary default beyond the expiration of any applicable notice and/or cure period, Tenant shall be entitled to an abatement (the “Abatement”) in the amount of the Fixed Rent payable from the Possession Date through the day immediately preceding the three (3) month anniversary of the Possession Date (the “Rent Commencement Date”); provided, however, that during such period in which the Abatement is effective (the “Abatement Period”), Tenant shall not be relieved of its obligation to pay electricity charges pursuant to Article 16 hereof with respect to such Abatement Period, plus any Additional Charges with respect to such Abatement Period. Tenant acknowledges that the consideration for the Abatement is Tenant’s agreement to perform all of the terms, covenants and conditions of this Lease on its part to be performed. In the event that any portion of such abatement is denied to Tenant due to a default on the part of Tenant, and Tenant shall thereafter cure such default, then such denied portion of the abatement shall be retroactively reinstated. For the avoidance of doubt, Landlord acknowledges and agrees that no Fixed Rent or Additional Rent is due or payable prior to the Possession Date.

(d)     Tenant shall pay one month’s Fixed Rent upon the execution and delivery of this Lease. If the Possession Date is on the first day of a month, such payment shall be credited towards the first month’s Fixed Rent payment following the Abatement Period. If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date, Tenant shall pay Fixed Rent for the period from the Rent Commencement Date through the last day of such month, and the payment made by Tenant on the date of execution and delivery of this Lease shall be credited towards Fixed Rent for the next succeeding calendar month following the Abatement Period.

(e)     Promptly after the occurrence of the Possession Date, Landlord and Tenant shall, at Landlord’s or Tenant’s option, confirm the Commencement Date, the Substantial Completion Date, the Possession Date, the Rent Commencement Date and the Expiration Date by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that, the failure by Landlord or Tenant to execute such an instrument shall not affect the determination of such dates pursuant to the provisions of this Lease.

4.     Landlord’s Initial Work.

(a)     Landlord or its designated contractor(s), in accordance with the provisions of this Article 4, shall perform the work (“Landlord’s Initial Work”) set forth in the plan attached hereto as Exhibit D and made a part hereof; provided, however, that Landlord shall have the right to make any changes in Landlord’s Initial Work required by any governmental department or bureau having jurisdiction over the Building after notifying Tenant of such change and provided that Tenant does not suggest a viable alternative change in response to the governmental department’s recommendation. Tenant may not make changes to Landlord’s Initial Work during Landlord’s performance thereof without Landlord’s approval which shall not be unreasonably withheld or delayed; however, Tenant shall be responsible for any additional out-of-pocket cost relating to such changes, but prior to incurring any additional expenses Landlord shall notify Tenant of such costs and Tenant shall have the option of returning to its design without such proposed changes. Landlord’s Initial Work shall be performed by Landlord only once, it being understood that Landlord’s obligation to perform Landlord’s Initial Work is a single, non-recurring obligation. Landlord and Tenant acknowledge that if Tenant shall request any upgrades (“Tenant Upgrades”) that exceed the material, design, finish and color adopted by Landlord for the Building or indicated in Exhibit D, such Tenant Upgrades shall be performed by Landlord at Tenant’s sole cost and expense and the Substantial Completion Date for Landlord’s Initial Work shall be deemed to be the date Landlord’s Initial Work would have been substantially completed but for any Tenant Upgrades.

(b)                   (i)     For purposes of this Lease, the term “Substantial Completion Date” shall mean the date on which (x) Landlord’s Initial Work is substantially completed or would have been substantially completed but for any Tenant’s Delay (as hereinafter defined) it being understood that substantial completion shall occur notwithstanding the fact that minor details, balancing or adjustments may not then have been completed (“Punch List Items”), provided that such uncompleted work shall not materially interfere with Tenant’s use of the Premises and (y) the Premises are ready for occupancy in all other respects including being broom clean with all Building plumbing, electrical, heating, air conditioning and ventilating systems serving the Premises in good working order. Landlord agrees to utilize commercially reasonable efforts to perform the Punch List Items within thirty (30) days after the Substantial Completion Date in a manner so as to minimize interference (except to an immaterial extent) with Tenant’s occupancy of the Premises; and (2) Landlord shall provide Tenant with reasonable prior notice of proposed work schedules (which schedules shall be reasonable). The taking of possession of the Premises by Tenant shall be deemed a delivery of the Premises by Landlord, substantial completion of Landlord’s Initial Work and an acceptance by Tenant of the Premises, subject to the existence of latent defects and the completion of any minor punchlist work as reasonably requested in writing by Tenant. Notwithstanding anything to the contrary contained herein, the Rent Commencement Date shall be extended day-for-day for each day of Landlord Delay (as hereinafter defined). As used in this Lease, (i) “Landlord Delay” shall mean Landlord’s failure to substantially complete Landlord’s Initial Work on or before August 1, 2014, as such date shall be extended by any delay that Landlord encounters in the commencement, prosecution or completion of Landlord’s Initial Work by reason of (x) force majeure (including casualty or condemnation not due to an act or omission of Landlord or its agents, contractors, employees and partners but excluding the failure of the existing tenant, if any, to timely vacate the Premises) or (y) any Tenant’s Delay.

(ii)     Tenant hereby acknowledges that the Possession Date hereunder is indeterminate and shall occur only as provided in Article 3 above and Tenant, therefore, waives any right to rescind this Lease under any applicable law, including, without limitation, Section 223(a) of the Real Property law of the State of New York.

(c)     The term “Tenant’s Delay” shall mean any material delay that Landlord may encounter in commencing or performing Landlord’s Initial Work (or any portion thereof) or Landlord’s other obligations pursuant to this Article 4 by reason of any act, neglect, failure or omission by Tenant, its agents, servants, employees, contractors or subcontractors, or in the performance of Tenant’s obligations under this Article 4 including, without limitation, (i) Tenant’s failure to reasonable promptly provide information necessary for Landlord to substantially complete Landlord’s Initial Work or any change by Tenant in Landlord’s Initial Work and (ii) Tenant’s failure to approve or disapprove of any Tenant Upgrades within five (5) Business Days of Landlord’s submission to Tenant delineating the cost of such Tenant Upgrades and the impact, if any, on the Substantial Completion Date. Landlord shall use commercially reasonable efforts to notify Tenant after the occurrence of any matter which Landlord believes will result in a Tenant Delay.

(d)     Other than Landlord’s Initial Work, Landlord shall have no obligation to pay any money or perform any other work in, or make any alteration, or improvements to, the Premises or the Building to ready the Premises or the Building for Tenant’s initial occupancy and Tenant accepts the Premises in its AS-IS and WHERE-AS condition.

5.     Maintenance and Repairs. (a) Tenant shall, throughout the term of this Lease, take good care of the Premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the Premises or any other part of the Building and the systems and equipment thereof, requiring nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the Building and the Premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the Premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Landlord or other reputable contractor reasonably approved by Landlord. Landlord shall maintain in good working order and repair the exterior and the structural portions of the Building, including the structural portions of its Premises, and the public portions of the Building interior and the Building plumbing, electrical, heating, air conditioning and ventilating systems, sanitary, life safety, sprinkler, mechanical, security and other base building systems serving the Premises and shall be responsible for repair of any damage to the Premises for which Tenant would otherwise be responsible if caused by the willful acts or gross negligence of Landlord or its agents or contractors. Tenant agrees to give prompt notice of any defective condition in the Premises for which Landlord may be responsible hereunder. Except as hereinafter set forth, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Landlord to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 5 shall not apply in the case of fire or other casualty which are dealt with in Article 13 hereof.

(b)     Landlord shall use reasonable efforts to perform any work under this Lease expeditiously and in a manner designed to minimize interference with Tenant’s normal business operations in the Premises; and, except in the case of emergency, upon reasonable notice to Tenant; provided, however, that in no event shall Landlord be obligated to perform any such work on an overtime basis. Upon the completion of any such work by Landlord as provided in this Article 5, the rentable area of any floor of the Premises shall not have been reduced except to a de minimis extent unless required by law (and in which case the Fixed Rent shall be proportionately reduced), and Landlord agrees to repair, at its expense, any damage to the Premises resulting from such work to the condition existing immediately prior to the performance thereof.

6.     Tenant Alterations. Tenant shall make no changes in or to the Premises of any nature without Landlord’s prior written consent (and which consent shall not be required for purely decorative alterations such as painting, wall coverings and floor coverings which do not require the preparation and filing of plans to obtain a building permit). Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to alterations so long as such alterations (i) are non-structural and do not affect the exterior of the Building, utility services or plumbing and electrical lines or other Building systems, (ii) are performed only by Landlord’s designated contractors or by contractors approved by Landlord to perform such alterations, (iii) affect only the Premises and are not visible from outside of the Premises or the Building, (iv) do not affect the Certificate of Occupancy issued for the Building or the Premises, (v) are consistent with the equipment of the Building, (vi) do not adversely affect or increase the cost of any service furnished by Landlord to Tenant or to any other tenant of the Building, (vii) do not violate or adversely affect any landmark designation affecting the Building (including, without limitation, insuring conformance with the Secretary of Interior’s Standards for Rehabilitation as interpreted by the State Historic Preservation Office and the National Park Service and any and all New York City landmark regulations), and (viii) do not violate any laws or cause the Premises or the Building to be non-compliant with any laws. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Landlord may reasonably require. If any mechanic’s lien is filed against the Premises, or the Building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the Premises at any time, either by Tenant or by Landlord on Tenant’s behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant, given at the time Landlord consents to such alteration, elects to relinquish Landlord’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the Premises by Tenant prior to the expiration of the Lease, at Tenant’s expense, provided, that Tenant’s obligation to remove shall only extend to “specialty alterations’, which shall include alterations consisting of kitchens, pantries, executive bathrooms, computer installations, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, conveyors, dumbwaiters and other alterations of a similar character. Notwithstanding the foregoing, Tenant shall not be required to remove any of Landlord’s Initial Work or any items (including, without limitation, pantries) installed or existing in the Premises on the Possession Date. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the Premises or upon removal of other installations as may be required by Landlord, Tenant shall promptly and at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the Premises after Tenant’s removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Premises by Landlord, at Tenant’s expense. Tenant shall pay to Landlord or its designee, within ten (10) Business Days after demand, all reasonable out-of-pocket costs and expenses actually incurred by Landlord in connection with any alterations, including costs incurred in connection with (a) Landlord’s review of the alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any alteration required by trade union policy or otherwise, to operate elevators or otherwise to facilitate Tenant’s alterations. Notwithstanding the foregoing, Tenant shall not be permitted to use contractors other than Landlord’s designated contractors with respect to any Landlord expeditor or cleaning contractor, each of which shall be competitively priced.

7.     Building Alterations and Management. Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public areas of the Building and to change the name, number or designation by which the Building may be known provided, however, that (i) except to a de minimus extent, there be no obstruction of the right of access to, or interference with the use and enjoyment of, the Premises by Tenant and no diminishment in the quality of the services provided by Landlord, and (ii) Landlord shall use commercially reasonable efforts to cause all such changes, alterations, additions, improvements, repairs or replacements to be performed in a manner designed to minimize interference with Tenant’s normal business operations. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other Tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord’s imposition of such controls of the manner of access to the Building by Tenant’s social or business visitors as the Landlord may deem necessary for the security of the Building and its occupants, provided that such security measures shall be consistent with similar office buildings in Midtown South Manhattan, New York. The provisions of Article 5(b) shall be applicable to work performed by Landlord pursuant to this Article 7.

8.     Landlord’s Services. As long as this Lease remains in full force and effect, Landlord shall provide Tenant with the following services:

(a)     Landlord shall deliver and install, at Landlord’s sole cost and expense, one (1) new twenty (20) ton Tenant-controlled HVAC unit in the Premises (the “HVAC Unit”) to provide cool and tempered air (“air-conditioning”) at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocities as reasonably provided in similar Manhattan office buildings at suitable locations. The HVAC Unit shall be self-contained, shall not connect to, tie into or otherwise make use of any of the Building’s systems, shall be tied directly to Tenant’s submeter and no overtime charges shall be incurred with respect thereto. Landlord shall, at Landlord’s expense, provide perimeter heating to the Premises at temperatures, pressures and degrees of humidity and in volumes and velocities as reasonably provided in similar Midtown South Manhattan office buildings from 8:00 a.m. to 6:00 p.m. (“Business Hours”) on Business Days from October 16 through May 14 or as otherwise required by law. Tenant shall pay, as Additional Charges, Building standard charges for overtime heating. As used herein, the term “Business Days” shall mean all days except (i) Saturdays, (ii) Sundays and (iii) the following holidays (“Holidays”): New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which shall be either (x) observed by the federal or state governments as legal holidays or (y) designated as a holiday by the applicable Building Service Union Employee Service contract or by the applicable Operating Engineers contract. Landlord shall, at its expense, provide adequate ventilation to the Premises at all times it is required to provide air conditioning or heating.

(b)     Tenant shall keep, maintain and repair the HVAC Unit and all of the ducts, dampers, registers, grilles, wiring and appurtenances utilized in connection therewith to the extent necessary to provide heating, cooling and ventilation to the Premises which is in keeping with the first-class operation of the Building; provided, that it shall be Landlord’s obligation to replace the HVAC Unit in the event it becomes wholly inoperable (as determined by Landlord in Landlord’s reasonable discretion). Any HVAC Unit maintenance shall be performed on behalf of Tenant only by Landlord’s designated contractors or by contractors reasonably approved by Landlord in writing to perform such maintenance. Tenant shall contract for and maintain throughout the term of this Lease regular service of HVAC Unit and related equipment with the Building standard recognized maintenance company (or such other company as reasonably approved by Landlord) and shall forward to Landlord duplicate originals of such contract and all renewals and modifications thereof. Such contract shall include the thorough overhauling of the system at least twice each year (at the commencement of the heating season and again at the commencement of the Cooling Season). The HVAC Unit and all ducts, dampers, registers, grilles, wiring and appurtenances utilized in connection with the HVAC Unit(s), whether within or outside the Premises, shall comply will all applicable laws and be deemed part of the Premises and shall be deemed the property of Landlord. Notwithstanding the foregoing, Tenant shall pay all electricity costs with respect to the HVAC Unit.

(c)     Landlord shall not be responsible for any failure to supply air-conditioning at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any room or other area of the Premises by reason of any machinery or equipment installed therein by Tenant. Tenant agrees to cooperate fully with Landlord at all times and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of said air-conditioning system.

(d)     All cleaning required under the cleaning specifications set forth in Exhibit B attached hereto and made a part hereof shall be provided by Tenant, at Tenant’s sole cost and expense, utilizing Landlord’s Building cleaning contractor (provided that such contractor’s rates are competitive with other cleaning contractors for comparable buildings in Midtown South Manhattan), in accordance with comparable office leases in Manhattan and all applicable labor laws without disrupting labor harmony within the Building. Landlord’s cleaning contractor and their employees shall have access to the Premises at all times after 5:30 P.M. and before 8:00 A.M. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this Article. Tenant shall comply with any rules Landlord and/or its cleaning contractor and/or any consultant to Landlord may reasonably establish regarding the management and recycling of solid waste, as may be necessary for Landlord to comply with any applicable legal requirements. For the avoidance of doubt, Landlord shall not provide any direct cleaning services to any portion of the Premises pursuant to this Lease.

(e)     Landlord, at its expense, shall furnish water to the floor on which the Premises are located for drinking, pantries, lavatory and cleaning purposes. If Tenant uses water for any other purpose or in unreasonable quantities, Landlord may install, at Tenant’s sole cost and expense, meters to measure Tenant’s consumption of water for such other purposes, and the cost of maintaining such meters shall be paid by Tenant. Tenant shall reimburse Landlord for the quantities of water shown on such meters without cost or markup and Landlord’s reasonable charge for the production of any hot water, on demand.

(f)     Subject to the terms of this Lease (including, without limitation, Landlord’s right to make repairs pursuant to Article 5 and Section 8(h) of this Lease), throughout the term, Landlord shall make (i) all passenger elevators in the elevator bank serving the Premises available fromhe lobby to service the Premises during Business Hours on Business Days and (ii) at least one passenger elevator in the elevator bank serving the Premises available from the lobby to service the Premises at all other times. Throughout the term of this Lease and subject to such rules and regulations of Landlord as may from time to time be in effect, Tenant shall be entitled, without additional cost or charge, during Business Hours on Business Days, to use the freight elevators serving the Premises on a first-come, first serve basis in common with Landlord and the other tenants of the Building. If Tenant shall require the use of the Building’s freight elevators at times other than Business Hours on Business Days, Landlord shall provide the same for the use of Tenant on a first-come, first-serve scheduled basis with Landlord and the other tenants or occupants of the Building, provided Tenant gives Landlord reasonable notice of the time and use of such elevators and Tenant pays, as Additional Charges within ten (10) Business Days after demand, for each freight elevator an amount equal to Landlord’s Building standard hourly charge therefor which currently is $160.00 per hour (minimum four (4) hours during hours other than Business Hours on Business Days; provided, that there shall be a one (1) minimum hour requirement if Tenant requires freight elevator services immediately prior or subsequent to Business Hours on Business Days). Notwithstanding the foregoing, Tenant shall receive up to twenty (20) hours of freight elevator service at no charge in connection with Tenant’s initial move-in to the Premises, which must occur after 5:00 PM on Monday through Friday and at any time on Saturday and Sunday.

(g)     Landlord may (but shall not be required to), from time to time, offer a messenger center at the Building for ordinary office messenger services which shall be used by tenants at the Building. Tenant acknowledges that use of the messenger center shall be subject to any rules and regulations now or hereafter reasonably established by Landlord. All uniformed messengers (including uniformed, non-uniformed or non-recognized national delivery services) must access the messenger center through the freight entrance at the Building and will not have direct access to the Premises. If Tenant elects to utilize the messenger center, Tenant shall pay, as Additional Charges, $245.00 per month for use of the Building’s messenger center.

(h)     During Business Hours on Business Days, Landlord shall provide security for the Building consistent with similar buildings in Midtown South Manhattan. At all other times, at least one (1) security guard shall be on-duty in the main lobby of the Building.

(i)     Notwithstanding anything in the foregoing to the contrary, Landlord reserves right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when required by reason of accident or for repairs, alterations, replacements or improvements required by good construction practices in New York City for as long as may be reasonably required by reason thereof; provided, that Landlord shall use commercially reasonable efforts to provide at least one passenger elevator to service the Premises at all times. Landlord shall use commercially reasonable efforts to provide prior written notice of any planned, scheduled interruption, curtailment, stoppage or suspension of Building services. Without limiting Section 5 hereof, if such service interruption (i) is with respect to heat, ventilation or air conditioning, electric or elevator service, (ii) is caused solely as a result of Landlord’s gross negligence or willful misconduct (as opposed to force majeure) and (iii) Tenant is prevented from using or entering the Premises and conducting its business operations for longer than ten (10) Business Days, Tenant shall be entitled to an abatement of Fixed Rent of one (1) day for each day such service interruption continues beyond such ten (10) Business Day period. Tenant’s right to a rent abatement as set forth in this Section 8(h) shall be Tenant’s sole and exclusive remedy for any Landlord’s failure to provide services in the condition required by this Lease. The exercise of any such right or the occurrence of any such failure by Landlord shall not (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any other compensation, abatement or diminution of Fixed Rent, (c) relieve Tenant from any of its obligations under this Lease or (d) impose any liability upon Landlord by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise.

9.     Window Cleaning. Tenant will not clean nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction. Landlord shall cause the exterior windows of the Premises to be cleaned in accordance with ordinary commercial standards twice annually during the term of this Lease. At Tenant’s option, and at Tenant’s sole cost and expense, Tenant may procure additional exterior window cleaning services from Landlord’s designated contractor at any time during the term of this Lease.

10.     Requirements of Law, Fire Insurance, Floor Loads. Prior to the Commencement Date, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, whether or not arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the Building if arising out of Tenant’s use or manner of use of the Premises or the Building (including the use permitted under the Lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Landlord to Landlord’s reasonable satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney’s fees, by cash deposit or by surety bond in an amount and in a company reasonably satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any ground lease or mortgage under which Landlord may be obligated, or cause the Premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Premises or the Building of which the Premises form a part, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” of rate for the Building or Premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said Premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said Premises. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square floor area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance.

11.     Property Loss, Damage Reimbursement Indemnity. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the gross negligence of Landlord, its agents, servants, or employees. Landlord or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said Building or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, only if required by law) for any reason whatsoever including, but not limited to Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or the negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this Lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld, subject, however, to any rights of Tenant’s insurance carrier to designate counsel.

12.     Insurance.

(a)     Tenant shall at its own cost and expense at all times during the term of this Lease maintain in force and effect, the following insurance for the Premises, with reputable and independent insurers licensed to do business in New York in amounts required by Landlord:

(i)     All-risk property insurance (including fire insurance) on leasehold improvements and betterments, and on all personal property in the Premises or used in connection therewith including, without limitation, Tenant’s improvements, alterations, betterments, decorations, fixtures, furniture, stock and other contents in an amount not less than the replacement cost thereof, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property;

(ii)     Business interruption insurance (“Business Interruption Insurance”) in such amounts as will reimburse Tenant for sums sufficient for Tenant to meet its Rent obligations under this Lease for a period of twelve (12) months, attributable to all perils and casualties commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as a result of such perils;

(iii)     Commercial general liability insurance, including products liability insurance, coverage for bodily injury (including coverage for death and mental anguish), owners’ protective, products-completed operations, blanket contractual liability, personal injury and broad form property damage (including coverage for explosion, collapse, and underground hazards), including coverage for claims under NY Labor Law Sections 240 and 241 and cross liability and severability of interests with the following minimum limits: $1,000,000 per occurrence, $2,000,000 general aggregate, $1,000,000 personal and advertising injury, $2,000,000 products-completed operations aggregate. Additionally, such policy shall provide coverage on an occurrence form and be endorsed to have the general aggregate apply on a per location basis. Products and completed operations insurance shall be maintained for a minimum period equal to the greater of (i) the period under which a claim can be asserted under the applicable statutes of limitation and/or repose or (ii) (3) three years after substantial completion of such work. Contractual liability coverage shall include coverage sufficient to meet Tenant’s indemnity obligations included herein;

(iv)     Umbrella liability insurance at a $5,000,000 limit per occurrence and a $5,000,000 limit for general and specific aggregates subject to a $10,000 self-insured retention, providing excess coverage over all coverages included in the commercial general liability policy and broad form commercial liability endorsement noted in clause (iii) above. Said umbrella policies shall be included as underlying and the provisions of such policies shall apply in the same manner as the primary policies with no additional exclusions or limitations above those contained in the general liability policy. Tenant shall, by specific endorsement to its umbrella/excess liability policy, cause the coverage afforded to Landlord and additional insureds thereunder to be first tier umbrella/excess coverage above primary coverage and not concurrent with or excess to any other valid and collectible insurance available to Landlord and additional insureds whether provided on a primary or excess basis. It is the specific intent of the parties that Tenant procure the excess carriers’ agreement to waive and or forego any viable “horizontal exhaustion” rights in regard to any insurance any indemnitee might carry for its own benefit or the benefit of other indemnitees;

(iv)      Automobile liability insurance including coverage for all owned, leased, hired and non-owned vehicles with a minimum combined single limit of $1,000,000 per occurrence for bodily injury and property damage liability;

(v)     Statutory workers compensation insurance covering Tenant’s employees with employer’s liability limits of not less than the statutory limit; and

(vi)     All other insurance reasonably required by Landlord to the extent the same is necessary for the conduct of Tenant’s business and required by owners of comparable buildings in Midtown South Manhattan.

(b)     Tenant’s commercial general liability insurance policies shall name Landlord and its managing agent and their respective officers, partners, shareholders, directors, agents, employees and any owned, controlled, affiliated subsidiary company or corporation now existing or hereinafter constituted, as their interest may appear as an additional insured and, except for business interruption policies, shall also name any mortgagee or lessor of the Building as a loss payee, and shall be fully paid for by Tenant when obtained, and receipted bills therefor shall be exhibited to Landlord. Renewal policies shall be procured and such policies, if required by any mortgagee or lessor of the Premises, or certificates thereof shall be submitted to Landlord with receipted bills showing proof of payment of premiums therefor at least thirty (30) days prior to the expiration of the existing policies. If Tenant is carrying a specific line of insurance, Tenant will maintain such coverage on a primary and non-contributory basis; it being understood that all policies of insurance shall be primary and not contributing with and not supplemental to the coverages that Landlord may carry. All insurance policies shall be issued by companies licensed to do business in New York State, with an A.M. Best rating of not less than A-VIII, and all such policies shall provide that the insurer will not cancel or modify said policies without first giving Landlord thirty (30) days prior written notice or, in the case of cancellation for non-payment, ten (10) days prior written notice. Tenant may place all or any of the foregoing insurance coverages under blanket insurance policies provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and further provided that Tenant delivers to Landlord a certificate specifically stating that such coverages apply to Landlord, the Premises and the Building.

(c)     In the event of the failure of Tenant to procure or pay for any insurance required by the terms of this Lease, then Landlord may, without further notice to Tenant and in addition to any other remedies it may have, procure the same and pay the premiums therefor; and any sums expended by Landlord for this purpose shall be and become due and payable to Landlord as Additional Charges and shall be paid to Landlord on demand. Landlord shall have the same remedies for the nonpayment therefor as for the nonpayment of Fixed Rent.

(d)     Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under this Article be increased to the amount which is then customarily required by prudent landlords of similar office buildings in Midtown South Manhattan.

(e)     Tenant shall deliver to Landlord certificates evidencing such policies, together with satisfactory evidence of payment of premiums for such policies, by the Possession Date (or such earlier date that Tenant takes possession of the Premises) and, with respect to renewals of such policies, not later than thirty (30) days prior to the end of the expiring term of coverage.  Upon Landlord’s request, Tenant shall deliver to Landlord certified copies of such policies.  All such policies and certificates shall contain an agreement by the insurers that the policies will not be invalidated as they affect the interests of Landlord and Landlord’s mortgagees by reason of any breach or violation of warranties, representations, declarations or conditions contained in the policies and that the insurers shall notify Landlord and any mortgagee or lessor of Landlord in writing, by certified U.S. mail, return receipt requested, not less than forty-five (45) days before any material change, reduction in coverage, cancellation, including cancellation for nonpayment of premium, or other termination thereof or change therein and shall include a clause or endorsement denying the insurer any rights or subrogation against Landlord.

(f)     If Tenant shall hire or bring a contractor onto the Premises to perform any alterations, work or improvements, Tenant agrees to have a written agreement with contractor whereby they will be required to carry the same insurance coverages for commercial general liability, auto and worker’s compensation and employer’s liability insurance.  Tenant shall also require that such contractors insurance will meet same additional terms as required of Tenant herein with regards to adding Landlord and Landlord’s mortgagee as additional insureds, maintaining primary and non-contributory coverage, waiving all rights of recovery and subrogation, and making certificates of insurance available as evidence of all policies during the term of their work and in advance of all applicable renewals. Tenant shall not allow any contractors to begin work prior to obtaining certificates evidencing all insurance requirements contained herein.

(g)     Landlord shall not be required to carry insurance of any kind on Tenant’s property and the Premises and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

(h)     Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of casualty insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord’s casualty and liability insurer.  If any invalidation of coverage or increase in the rate of casualty insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such amount shall be considered Additional Rent payable with the next monthly installment of Fixed Rent due under this Lease.  In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

(i)     Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, invitees, licensees or any other person entering the Building or the Premises under the invitation of Tenant or arising out of a default by Tenant in the performance of its obligations hereunder.

(j)     Tenant hereby indemnifies, defends and holds Landlord harmless from all liability and claims for any such damage or injury. In no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages, such as loss of business or profit except in connection with this Lease.

(k)     Landlord shall not be liable for any injury or damage to persons or property resulting from unknown fire, explosion, falling plaster, steam, gas, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the gross negligence of Landlord, its agents, servants or employees.  Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property in the event of an incident in the Premises. Landlord and Tenant agree to include in their insurance policies appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and Tenant, as applicable, with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

(l)     Landlord shall maintain such insurance coverage as is customary for the owners of similar office Buildings in Midtown South Manhattan.

13.     Destruction, Fire and Other Casualty. (a) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. (b) If the Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord), and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Premises which is usable. (c) If the Premises are totally damaged or rendered wholly unusable by fire or other casualty or Tenant is denied access to the Premises, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Landlord’s right to elect not to restore the same as hereinafter provided. (d) If the Premises are rendered wholly unusable or Tenant is denied access to the Premises (whether or not Landlord shall decide to demolish it or to rebuild it), then in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the Lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice however, to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord’s control. After any such casualty, Tenant shall cooperate with Landlord’s restoration by removing from the Premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and moveable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Landlord that the Premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Landlord’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the Premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. (g) If Landlord does not elect to terminate this Lease in accordance with the provisions of this Article 13, Landlord shall notify Tenant of Landlord’s good faith estimate of the period necessary for Landlord to perform Landlord’s restoration work or restore Tenant’s access to the Premises. If the estimated time by Landlord to perform Landlord’s restoration work or to restore Tenant’s access to the Premises is more than nine (9) months after the occurrence of such fire or other casualty, Tenant shall have the option, within thirty (30) days after such notice is received by Tenant, to elect by notice to Landlord to terminate this Lease on a date not less than ten (10) nor more than thirty (30) days after the date Tenant’s notice is given. If Tenant does not elect to terminate this Lease in accordance with the provisions of this Article 13(g) and Landlord shall not have restored the Premises or Tenant’s access to the Premises within nine (9) months after the date of such fire or other casualty, or within a period after such date not exceeding fifteen (15) months as shall equal the aggregate period Landlord may have been delayed in doing so by reasons of force majeure or any delays caused by Tenant or Tenant’s contractors, then, and in such event, Tenant may elect to terminate this Lease upon giving written notice to Landlord within thirty (30) days after the end of such nine (9) month period, as the same may be extended in accordance with the provisions hereof, and the term of this Lease shall expire on the date set forth therein which shall not be less than thirty (30) days after the date such notice is given (the “Cancellation Date”) provided that Landlord does not substantially complete the required repairs or restore access prior to the Cancellation Date. Tenant’s foregoing termination right shall be Tenant’s sole remedy in the case of Landlord’s failure to restore the Premises or the Building prior to the Cancellation Date. Notwithstanding anything to the contrary contained in this Article 13, (x) if Landlord or any mortgagee of the Building shall be unable to collect insurance proceeds (including rent insurance proceeds) because of an action or inaction on the part of Tenant, its employees, licensees, agents or invitees, the cost of repairs shall be paid by Tenant and there shall be no abatement of Fixed Rent or Additional Charges, and (y) Tenant's right to an abatement of Fixed Rent and/or Additional Charges pursuant to subparagraphs (b) and (c) above shall only be enforceable if (i) such casualty renders the Premises partially or wholly unusable for a period in excess of twelve (12) months and (ii) Tenant has collected on (and paid to Landlord) Business Interruption Insurance proceeds for the twelve (12) months subsequent to the date of such casualty; it being understood that any proceeds available under Business Interruption Insurance must be exhausted prior to Tenant receiving any abatement for damage or other casualty to the Premises under this Lease.

14.     Bankruptcy.   (a)  Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state by Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute or (3) the entry of an order against Tenant which shall remain unvacated or unstayed for the periods referred to therein. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Premises demised but shall forthwith quit and surrender the Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article 14 shall be applicable only to the party then owning Tenant’s interest in this Lease.

(b)     It is stipulated and agreed that in the event of the termination of this Lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such Premises or any part thereof be re-let by the Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

15.     Assignment, Mortgage, Etc. (a) Except as otherwise set forth in this Article 15, Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

(b)               (i)     Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (A) assign or otherwise transfer this Lease or the term and estate hereby granted, or offer or advertise to do so, (B) sublet the Premises or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, (C) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in a manner whatsoever or (D) permit the Premises or part thereof to be occupied, by any person other than Tenant, without in each instance obtaining the prior written consent of Landlord or notifying Landlord as provided in this Article 15.

(ii)     Tenant expressly covenants and agrees that (A) if Tenant is a corporation, a transfer of more than fifty percent (50%) at any one time or, in the aggregate from time to time of the shares of any class of the issued and outstanding stock of Tenant, its successors or assigns, or the issuance of additional shares of any class of its stock to the extent of more than 50% of the number of shares of said class of stock issued and outstanding at the time that it became the tenant hereunder or (B) if Tenant is a partnership, limited liability company, unincorporated association of other entity, the sale or transfer of more than 50% of the partnership, membership, joint venture, unincorporated association interests or other form of beneficial interests of Tenant, its successors or assigns, shall constitute an assignment of this Lease and, unless in each instance the prior written consent of Landlord has been obtained, shall constitute a default under this Lease and shall entitle Landlord to exercise all rights and remedies provided for herein in the case of default. Notwithstanding the foregoing provisions of this Article 15(b)(ii), transfers of stock in a corporation whose shares are traded in the “over-the-counter” market or any recognized national securities exchange shall not constitute an assignment for purposes of this Lease, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this Article 15.

(c)     If Tenant is a corporation, limited liability company, partnership or similar entity, Landlord’s consent shall not be required with respect to sublettings to any corporation or similar entity or to any limited liability company, partnership or similar entity which is an Affiliate of Tenant, provided that (1) any such Affiliate is a reputable entity of good character and (2) a duplicate original instrument of sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and such Affiliate, shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such sublease. For purposes of this Lease, the term “Affiliate” shall mean any entity which controls or is controlled by or under common control with tenant, and the term “control” shall mean, in the case of a corporation, management or voting control, directly or indirectly, of at least fifty (50%) percent of all the voting stock, and in case of a joint venture, limited liability company, partnership or similar entity, management, directly or indirectly, of at least fifty (50%) percent of all the general or other partnership, membership (or similar) interests therein.

(i)     If Tenant is a corporation, limited liability company, partnership or similar entity, Landlord’s consent shall not be required with respect to an assignment of this Lease to an Affiliate of Tenant, provided that (1) the assignee is a reputable entity of good character, (2) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such assignment, (3) an instrument in form and substance satisfactory to Landlord, duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed shall have been delivered to Landlord not more than ten (10) days after the effective date of such assignment, (4) such assignment is for a legitimate business purpose and not principally for the purpose of avoiding the restrictions on assignment otherwise applicable under this Article 15 and (5) such assignee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (A) the net worth of Tenant on the date of this Lease and (B) the net worth of Tenant immediately prior to such assignment.

(ii)     If Tenant is a corporation, limited liability company, partnership or similar entity, Landlord’s consent shall not be required with respect to an assignment of this Lease to a corporation, limited liability company, partnership or similar entity into or with which Tenant is merged or consolidated or transactions with a corporation, limited liability company, partnership or similar entity to which all or substantially all of Tenant’s assets are sold, provided that (1) the successor to Tenant is a reputable entity of good character, (2) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and such Affiliate, shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such assignment, (3) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed shall have been delivered to Landlord not more than ten (10) days after the effective date of such assignment, (4) such assignment is for a legitimate business purpose and not principally for the purpose of avoiding the restrictions on assignment otherwise applicable under this Article 15 and (5) such assignee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (A) the net worth of Tenant on the date of this Lease and (B) the net worth of Tenant immediately prior to such assignment.

(d)     If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 15(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 15. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.

(e)     Any assignment or transfer, whether made with or without Landlord’s consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Article 15(a) shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Charges by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the other obligations of this Lease on the part of Tenant to be performed or observed.

(f)     The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

(g)     The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

(h)     Notwithstanding anything to the contrary contained in this Article 15, if Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least thirty (30) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, and (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent certified financial statements, if such financial statements are certified (or, if not, certified by the chief financial officer of the proposed assignee or subtenant as being true and correct). Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, (A) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises) or (B) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of less than all or substantially all of the Premises but covers all or substantially all of the remaining term of the Lease). Said option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease or sublet the Premises to any person or entity. Thereafter, Tenant may assign or sublet the Premises in accordance with the provisions of this Article 15 including the first sentence of this Article 15(h); provided, that such assignment or sublet is materially on the same terms and conditions as set forth in such notice and Tenant executes such assignment or sublet within ninety (90) days following Tenant’s delivery of such notice.

(i)     If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and Additional Charges shall be paid and apportioned to such date.

(j)     If Landlord exercises its option to terminate this Lease with respect to the space covered by Tenant’s proposed sublease in any case where Tenant desires to sublet part of the Premises for all or substantially all of the remaining term of the Lease, then (i) this Lease shall end and expire with respect to such part of the Premises on the date that the proposed sublease was to commence; (ii) from and after such date the Fixed Rent and Additional Charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; and (iii) Tenant shall pay to Landlord, upon demand, as Additional Charges hereunder the reasonable and competitive costs incurred by Landlord in physically separating such part of the Premises from the balance of the Premises (if construction such demising wall was part of Tenant’s proposed sublease) and in complying with any laws and requirements of any public authorities relating to such separation.

(k)     In the event Tenant shall have complied with the provisions of Article 15(h) and Landlord does not exercise its options pursuant to Article 15(h) to terminate this Lease in whole or in part, and provided that Tenant is not in default of any of Tenant’s obligations under this Lease beyond the expiration of any applicable notice and/or cure period, either at the time Landlord’s consent to such assignment or sublease is requested or at the commencement of the term of any proposed sublease or on the effective date of any such assignment, Landlord’s consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(i)     In Landlord’s judgment the proposed assignee or subtenant is engaged in a business and the Premises will be used in a manner which is limited to the use expressly permitted under Article 2;

(ii)     The proposed assignee or subtenant has a net worth reasonably satisfactory to Landlord (and in all cases a net worth equal to Tenant’s on the date hereof shall be per se satisfactory for purposes hereof);

(iii)     Neither (A) the proposed assignee or sublessee nor (B) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is (x) then an occupant of any part of the Building or (y) a person with whom Landlord is then negotiating to lease space in the Building, provided that Landlord has space comparable to the Premises available for lease in the Building for a term similar to the term of the proposed sublease;

(iv)     The form of the proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 15 (including, without limitation Article 15(m) below);

(v)     There shall not be more than three (3) occupants of the Premises (i.e., Tenant and Tenant’s subtenant or assignee);

(vi)     Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent, with a cap of $3,500 per proposed assignment or sublease request;

(vii)     No advertisement shall have stated the proposed rental, and Tenant shall not have listed the Premises for subletting, whether through a broker, agent, representative, any computerized or electronic listing system or service (including, without limitation “Co-Star” or “Re-locate”) or otherwise, at a rental rate less than the fixed rent and additional charges at which Landlord is then offering to lease other comparable space in the Building. Nothing contained in this subclause (vii) shall be construed to prohibit Tenant from actually entering into a sublease at a rental less than the amount described in the preceding sentence.

(l)     In the event that (i) Landlord fails to exercise any of its options under Article 15(h), and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Article 15(h) before assigning this Lease or subletting all or part of the Premises.

(m)     With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

(i)     No subletting shall be for a term ending later than one day prior to the expiration date of this Lease.

(ii)     No sublease shall be valid, and no subtenant shall take possession of the Premises until an executed counterpart of such sublease has been delivered to Landlord.

(iii)     Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease, (B) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (C) be bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rent.

(iv)     Each sublease shall (A) provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent, which consent shall not be unreasonably withheld or delayed, but such right to sublet or assign shall be subject to all other provisions of this Article 15, including, without limitation, Landlord’s rights under Article 15(h) and (B) set forth the terms and provisions of Article 15(h), with the subtenant being subject to the restrictions in Article 15(c) applicable to Tenant.

(n)     If the Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as Additional Charges, an amount equal to fifty percent (50%) of the Assignment Profit (hereinafter defined) or Sublease Profit (hereinafter defined), as the case may be.

(i)     The term “Assignment Profit” as used herein shall mean an amount equal to the excess of (x) all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, including, without limitation, any sums paid for Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property over (y) the Transaction Costs (as hereinafter defined).

(ii)     The term “Sublease Profit” as used herein shall mean an amount equal to the excess of (x) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including, without limitation, any fee, penalty or charge paid by the subtenant for the right to cancel the sublease) which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including, without limitation, any sums paid for the value of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property over (y) the Transaction Costs.

(iii)     The term “Transaction Costs” shall mean, with respect to any assignment or subletting, the following costs incurred by Tenant: the cost of work performed to prepare the Premises for the assignee or subtenant, the sum of customary brokerage commissions incurred in connection with the assignment or sublease, reasonable attorneys’ fees incurred in connection with the preparation and negotiation of the assignment or sublease (but not including attorneys’ fees incurred in connection with obtaining Landlord’s consent to the assignment or sublease) and other similar, usual and customary costs reasonably incurred by Tenant in connection with such assignment or subletting such as work allowances, construction costs and advertising. In calculating Assignment Profit or Sublease Profit, all Transaction Costs shall be amortized on a straight-line basis over the term of the sublease (or over the balance of the term of this Lease in the case of an assignment).

(o)     The sums payable under this Article shall be paid to Landlord as and when paid by the assignee or the subtenant, as the case may be, to Tenant. Tenant shall use all reasonable efforts to collect (1) in the case of an assignment, all sums and other consideration payable to it by the assignee for or by reason of such assignment and (2) in the case of a sublease, all rents, additional charges and other consideration payable to it under the sublease and, in every case, Tenant shall, from time to time upon written demand by Landlord, provide Landlord with an accounting of all such sums payable to it by any such assignee and/or sublessee.

(p)     Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any subletting and/or acceptance of rent or additional charges by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 15. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Article 15(h), Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

(q)     Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with any proposed assignment or sublease, whether or not consummated, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with any such transaction, with such amount capped at $3,500 per proposed sublease or assignment request.

16.     Electric Energy. (a) Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises for the operation of Tenant’s electrical systems and equipment in the Premises, at a level sufficient to accommodate a connected load of 6.0 watts of electricity per rentable square foot of office space in the Premises (excluding base Building electric and electricity for the HVAC Unit). Subject to the penultimate sentence of this paragraph, Tenant shall pay to Landlord, on demand from time to time, but not more than monthly, for its consumption of electricity at the Premises, as Additional Charges for such service from and after the Commencement Date, a sum equal to 105% of the product obtained by multiplying (x) the Cost Per Kilowatt Hour, by (y) the actual number of kilowatt hours of electric current consumed by Tenant in such billing period. At Landlord’s expense, Landlord shall install a meter or meters to measure Tenant’s consumption of electricity in the Premises, which meters shall be maintained by Landlord at Tenant’s expense. Where more than one meter measures Tenant’s consumption of electricity in the Premises (including electricity for the HVAC Units), the electricity measured by each meter shall be computed and billed separately in accordance with the provisions set forth above. Bills for such amounts shall be rendered to Tenant at such times as Landlord may elect but no less frequently than quarterly. The rate to be paid by Tenant for submetered electricity shall include any taxes or other charges in connection therewith. If any tax is imposed upon Landlord’s receipts from the sale or resale of electricity to Tenant, Tenant shall reimburse Landlord for such tax, if and to the extent permitted by law. For any period during which such meter or meters are not installed or are not operational in the Premises (excluding any intentional disconnection of the meter in bad faith by Landlord or any party acting on Landlord’s behalf), the monthly Fixed Rent shall be increased by $1,630.75 (the “Base Electric Charge”). “Cost Per Kilowatt Hour” shall mean (a) the total cost for electricity incurred by Landlord to service the Building during a particular billing period (including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the public utility company in computing its charges to Landlord), divided by (b) the total kilowatt hours purchased by Landlord to provide electricity to the Building during such period.

(b)     Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Subject to Tenant’s right to use the electric capacity set forth in Section 16(a), Tenant shall not use any electrical equipment that, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises or interfere with the electrical service to other tenants of the Building. Tenant shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or serving the Premises or make any additions to the office equipment or other appliances in the Premises which utilize electrical energy (other than ordinary small office equipment) without the prior consent of Landlord, in each instance, and in compliance with this Lease. If at any time during the term of this Lease that Tenant is paying the Base Electric Charge in lieu of having Tenant’s rates metered the rates or charges at which Landlord purchases electrical current from the public utility company supplying electrical service to the Building shall be increased or decreased over the rates in effect on the date thereof, the Fixed Rent payable hereunder shall be increased or decreased by the amount of the additional out-of-pocket cost to Landlord (as estimated by the electrical consultant) of furnishing electrical service to Tenant but in no event shall the Tenant’s portion of Fixed Rent attributable to electric energy be reduced below the initial Base Electric Charge.

(c)     Except as otherwise provided in this Lease, Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electric service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord, nor shall there be any allowance to Tenant for a diminution of rental value, nor shall the same constitute an actual or constructive eviction of Tenant, in whole or in part, or relieve Tenant from any of its Lease obligations, and no liability shall arise on the part of Landlord by reason of inconvenience, annoyance or injury to business whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

(d)     Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than thirty (30) days notice to Tenant, if Landlord discontinues furnishing electricity to tenants (including Tenant) leasing an aggregate of at least 50% of the rentable area of the Building, or is required to do so under applicable law. If Landlord exercises such right, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant hereunder. If Landlord so discontinues furnishing electricity, Tenant shall arrange to obtain electricity directly from any utility company or other electricity provider serving the Premises. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge by Landlord, to the extent available, suitable and safe for such purposes. All other equipment which may be required to obtain electricity of substantially the same quantity, quality and character shall be installed by Landlord at the sole cost and expense of (a) Landlord, if Landlord voluntarily discontinues. such service, or (b) Tenant, if (i) Landlord is compelled to discontinue such service by the public utility or pursuant to applicable Requirements or (ii) if such discontinuance arises out of the negligence or willful acts of Tenant. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the utility company or other company servicing the Building, unless the utility company or other company is not prepared to furnish electricity to the Premises on the date required as a result of Tenant’s delay or negligence in arranging for service or Tenant’s refusal to provide the utility company or other company with a deposit or other security requested by the utility company or other company or Tenant’s refusal to take any other action requested by the utility company or other company.

17.     Taxes. (a) The terms defined below shall for the purposes of this Lease have the meanings herein specified:

(i)     “Taxes” shall mean all real estate taxes and other assessments, special or otherwise assessed or imposed by the City of New York or any other taxing authority upon or with respect to the Building and the land thereunder (the “Land”) and all taxes assessed or imposed with respect to the rentals payable hereunder other than general income, gross receipts and excess profits taxes (except that general income, gross receipts and excess profits taxes shall be included if covered by the provisions of the following sentence). Taxes shall also include any taxes, charges or assessments levied, assessed or imposed by any taxing authority in addition to or in lieu of the present method of real estate taxation, provided such additional or substitute taxes, charges and assessments are computed as if the Building were the sole property of Landlord subject to said additional or substitute tax, charge or assessment, but such substitute taxes shall only be imposed if the legislative history or other legislative record indicates that such tax is being imposed as a substitute for real estate taxes. With respect to any Tax Year, all expenses, including legal fees, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes, shall be considered as part of the Taxes for such Tax Year. Notwithstanding the foregoing, Taxes shall not include franchise taxes, gift taxes, income taxes, sales taxes, license and permit fees, personal property taxes, capital stock taxes, inheritance taxes or estate taxes or any penalties or interest incurred by reason of Landlord’s failure to make timely payment of Taxes. Tenant hereby waives any right to institute or join in tax certiorari proceedings or other similar proceedings contesting the amount or validity of any Taxes; provided, however, that Tenant shall receive Tenant’s equitable share of any tax rebate or refund.

(ii)     “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease, or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(iii)     “Tax Statement” shall mean an instrument or instruments setting forth Tenant’s Tax Payment (as hereinafter defined). If any Tax Statement is not accompanied by a copy of the tax bill, Landlord shall furnish the same to Tenant promptly after Landlord’s receipt of notice from Tenant requesting the same.

(iv)     “Tenant’s Percentage” shall mean 1.47% (based on the Building’s square footage of 444,414 rentable square feet (without representation or warranty by Landlord)).

(v)     “Base Taxes” shall mean the Taxes payable for the calendar year commencing January 1, 2014 and ending December 31, 2014.

(b)     If the Taxes payable for any Tax Year shall exceed the Base Taxes, Tenant shall pay to Landlord, as Additional Charges for such Tax Year, an amount (herein called the “Tax Payment”) equal to Tenant’s Percentage of the amount by which the Taxes payable by Landlord for such Tax Year are greater than the Base Taxes.

(c)               (i)     Landlord may furnish to Tenant, prior to the commencement of each Tax Year, a statement setting forth Landlord’s reasonable estimate of the Tax Payment for such Tax Year. Tenant shall pay to Landlord on the first day of each month during such Tax Year, an amount equal to 1/12th of Landlord’s estimate of the Tax Payment for such Tax Year. If Landlord shall not furnish any such estimate for a Tax Year or if Landlord shall furnish any such estimate for a Tax Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under Article 17(b) above, in respect of the last month of the preceding Tax Year; (ii) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Tax Payment previously made for such Tax Year were greater or less than the installments of the Tax Payment to be made in accordance with such estimate, and (x) if there is a deficiency, Tenant shall pay the amount thereof within ten (10) Business Days after demand therefor, or (y) if there is an overpayment, Landlord shall refund to Tenant the amount thereof within thirty (30) after notice thereof (or at Tenant’s option, such amount may be a credit against future payments of Fixed Rent or Additional Charges); and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Tax Year, Tenant shall pay to Landlord an amount equal to 1/12th of the Tax Payment shown on such estimate. Landlord may, during each Tax Year, furnish to Tenant a revised statement of Landlord’s estimate of the Tax Payment for such Tax Year, and in such case, the Tax Payment for such Tax Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence. After the end of each Tax Year Landlord shall furnish to Tenant a Tax Statement for such Tax Year (and shall endeavor to do so within 180 days after the end of each Tax Year). If such Tax Statement shall show that the sums paid by Tenant, if any, under this Article 17(c)(i) exceeded the Tax Payment to be paid by Tenant for the applicable Tax Year, Landlord shall refund to Tenant the amount of such excess; and if such Tax Statement shall show that the sums so paid by Tenant were less than the Tax Payment to be paid by Tenant for such Tax Year, Tenant shall pay the amount of such deficiency within 30 days after demand therefor. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Taxes be reduced below the Base Tax Amount.

(ii)     At Landlord’s option, in lieu of the Tax Payment for any Tax Year or Tax Years being due and payable in the manner set forth in Article 17(c)(i) above, the Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable to the City of New York, except that Tenant shall pay Tenant’s Percentage of each such installment to Landlord at least the later of (i) thirty (30) days prior to the date such installment first becomes due to the City of New York (ii) ten (10) Business Days after written notice by Landlord to Tenant of Tenant’s tax payment Landlord’s failure to render a Tax Statement with respect to any Tax Year shall not prejudice Landlord’s right thereafter to render a Tax Statement with respect to any such Tax Year nor shall the rendering of a Tax Statement prejudice Landlord’s right thereafter to render a corrected Tax Statement for that Tax Year. Landlord’s election to have Tenant’s Tax Payment for any Tax Year be due and payable as set forth in this Article 17(c)(ii) shall not prejudice Landlord’s right to cause Tenant’s Tax Payment to be due and payable in the manner set forth in Article 17(c)(i) above for any other Tax Year or Tax Years.

(d)     In the event Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant’s Tax Payment in respect of such Tax Year, Landlord shall set forth in the first Tax Statement thereafter submitted to Tenant the amount of such refund and Tenant shall receive a credit against the installment or installments of Tenant’s Tax Payment next falling due equal to Tenant’s Percentage of such refund, but in no event shall the credit exceed the amount of the Additional Charges paid by Tenant with respect to Taxes for said Tax Year. If the Taxes comprising the Base Taxes are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be Taxes for the Base Taxes, and Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Article 17, and Tenant shall pay the amount of the deficiency within ten (10) Business Days after demand therefor.

(e)     The expiration or termination of this Lease during any Tax Year for any part or all of which there is a Tax Payment or refund due under this Article 17 shall not affect the rights or obligations of the parties hereto respecting such Tax Payment or refund and any Tax Statement relating to such Tax Payment may, on a pro-rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination of this Lease for a period of two (2) years. Any such payment shall be (i) calculated based on a year of 360 days and paid based on the actual number of days elapsed and (ii) shall be payable within thirty (30) days after such statement is sent to Tenant.

18.     Security Deposit. (a) Tenant has deposited with Landlord the amount of Two Hundred Four Thousand Three Hundred Eighty-Seven and 00/100 Dollars ($204,387.00) (the “Security Deposit”) in the form of the letter of credit referred to in Article 18(b), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease.

(b)     On the date hereof, Tenant shall be obligated to deliver to Landlord the Security Deposit in the form of an unconditional irrevocable letter of credit (an “L/C”) in the original principal amount of the Security Deposit.

(c)     Tenant shall deliver to Landlord an L/C in the amount of the Security Deposit in the form and substance reasonably satisfactory to Landlord naming Landlord as beneficiary, as security for the faithful performance and observance by Tenant of the Lease. The L/C and any renewal L/C shall be drawn on a bank or trust company located in New York City which is a member of the New York Clearing House Association or accepts draws by facsimile or overnight courier, Silicon Valley Bank or as otherwise reasonably satisfactory to Landlord. If Tenant defaults in the full and prompt payment and performance of any of Tenant’s covenants or obligations under the Lease beyond any applicable notice and cure period, including, without limitation, a default in the payment of Fixed Rent or Additional Charges, or a failure to timely provide a renewal L/C to Landlord as provided below, Landlord may present the L/C for payment and use, apply or retain the whole or any part of the proceeds thereof, to the extent required for the payment of any Fixed Rent, Additional Charges or any other sums owing or which may become due and owing under the Lease. If Landlord shall so apply, use or retain all or any part of the Security Deposit, Tenant shall upon demand by Landlord, immediately deposit with Landlord a sum of cash or an endorsement to the L/C in form and substance reasonably satisfactory to Landlord equal to the amount used, applied or retained, as security as aforesaid, failing which Landlord shall have the same rights and remedies as under the Lease for non-payment of Fixed Rent. In the event that Tenant shall fully and faithfully comply with the terms, covenants and conditions of the Lease, the L/C, or so much of the proceeds thereof as shall remain after any application pursuant to the terms of the Lease, shall be returned to Tenant promptly after the expiration or sooner termination of the term hereof and delivery of possession of the entire Premises to Landlord in the manner required by the terms of the Lease. The L/C shall provide that it is transferable without the bank’s consent, at no charge to Landlord (or, if there is such a charge to transfer the L/C, Tenant shall pay such charge within five (5) Business Days after demand by Landlord, failing which Landlord may present the L/C for payment). Tenant agrees to cause the bank to renew said L/C, in the same form (or such other form as may be satisfactory to Landlord in its sole discretion) from time to time during the term of the Lease, at least thirty (30) days prior to the expiration of said L/C or any renewal thereof so that an L/C issued by the bank to Landlord shall be in force and effect through the term of the Lease. In the event of any sale, transfer or leasing of Landlord’s interest in the Building, Landlord shall transfer either the L/C or any sums collected thereunder, together with any other unapplied sums held by Landlord as security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee, and after such transfer and upon giving notice to Tenant of such fact and the name and address of the transferee, Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new Landlord for the return of payment of same. Tenant shall receive a credit against any amounts due or payable to Landlord in an amount equal to any draw that Landlord receives from the L/C.

(d)     The Security Deposit constitutes security for any and all present and future obligations and liabilities of Tenant under the Lease. Tenant hereby expressly agrees that Landlord is not required to apply the Security Deposit against the obligations of Tenant in any particular order. Landlord, in its sole discretion, may apply the Security Deposit against any obligation under the Lease in any order it may elect, including, without limitation, the last payments of Fixed Rent and Additional Charges due during the term of the Lease.

(e)     Tenant shall be entitled to a reduction in the amount of the Security Deposit of $51,096.75 (the “Reduction Amount”) on the two (2) year six (6) month anniversary of the Rent Commencement Date (the “Reduction Date”); provided, that (A) Tenant, under this Lease, is not in default beyond applicable notice and cure periods as of the Reduction Date, (B) Landlord has not previously drawn on the Security Deposit by reason of any default on the part of Tenant prior to the Reduction Date, and (C) in no event shall the Security Deposit be reduced to less than $153,290.25.  Provided the foregoing conditions are satisfied, Tenant shall deliver to Landlord an amendment to the Letter of Credit (the form and substance of such amendment to be reasonably satisfactory to Landlord), reducing the amount of the Letter of Credit by the Reduction Amount, and Landlord shall promptly execute the amendment and such other documents as are reasonably necessary to reduce the amount of the Letter of Credit in accordance with the terms hereof.

19.     Subordination, Attornment and Notice to Landlord.

(a)     This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building and/or that portion of the Building of which the Premises are a part, now or hereafter existing and to all mortgages and assignments of leases and rents (each such mortgage or assignment is hereinafter referred to as a “mortgage”) which may now or hereafter affect the Land and/or the Building and/or that portion of the Building of which the Premises are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors-in-interest may reasonably request to evidence such subordination at Tenant’s cost and expense. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee.”

(b)     If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease other than in the event of a casualty Tenant shall not exercise such right until (i) it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished in writing to Tenant and (ii) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall be the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy plus thirty (30) days), except in cases of emergency, in which case no notice shall be required.

(c)     If any Superior Lessor or Superior Mortgagee, or any designee of any Superior Lessor or Superior Mortgagee, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment at Tenant’s cost and expense. Provided that in no event shall anything in this Article 19 limit Successor Landlord or Superior Mortgagee’s right to demand that Tenant enter into a subordination, non-disturbance or attornment agreement in such Successor Landlord or Superior Mortgagee’s then-standard form, upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be:

(i)     liable for any previous act or omission of Landlord (or its predecessors in interest) (but this provision shall not abrogate or otherwise affect Tenant’s rights to make a claim for preexisting, ongoing or subsequent defaults, or the responsibility of such successor to cure defaults which are of a continuing nature if such successor shall become a mortgagee in possession of the Building or shall acquire title to the Building through foreclosure or deed in lieu of foreclosure);

(ii)     responsible for any moneys owing by Landlord to the credit of Tenant (except for those specifically set forth in this Lease);

(iii)     subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest) (except for offset or abatement rights specifically set forth in this Lease);

(iv)     bound by any payments of rent which Tenant might have made for more than one (1) month in advance to Landlord (or its predecessors in interest);

(v)     bound by any covenant to undertake or complete any construction of the Premises or any portion thereof other than Landlord’s Initial Work;

(vi)     required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord;

(vii)     bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs and maintenance provided for under this Lease to be performed after the date of attornment and which landlords of like properties ordinarily perform at the landlord’s expense, it being expressly understood, however, that the Successor Landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Premises; or

(viii)     required to remove any person occupying the Premises or any part thereof.

(d)     If a Superior Mortgagee or prospective superior mortgagee shall request modifications to this Lease, Tenant shall not unreasonably withhold, delay or defer Tenant’s consent thereto, provided that such modifications shall not increase Tenant’s monetary obligations hereunder or increase tenant’s non-monetary obligations hereunder by more than a de minimis amount or adversely affect the leasehold interest hereby created by more than a de minimis amount. In no event shall a requirement that the consent of any such Superior Mortgagee or prospective superior mortgagee be given for any modification of this Lease or for any assignment or sublease, except as otherwise provided in this Lease, be deemed to materially adversely affect the leasehold interest hereby created.

20.     Estoppel Certificate. Tenant, at any time, and from time to time, upon a least ten (10) days’ prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or other person, firm or corporation specified by Landlord, a statement that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Landlord under this Lease, and, if so, specifying each such default and stating any other information reasonably requested by Landlord.

21.     Eminent Domain.

(a)     If the whole of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Landlord, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the Lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Landlord’s award.

(b)     If in the event of partial condemnation of the Premises, the remaining portion of the Premises is not reasonably suitable for use by Tenant including, without limitation, a reduction in the size of the Premises so that Tenant cannot conduct its business therein in the same manner as previously, or access thereto is materially impaired, then this Lease shall terminate on the date of vesting of title in the condemning authority (and Landlord shall undertake commercially reasonable efforts to give the Tenant not less than ninety (90) days prior written notice of such taking), and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term of this Lease, nor shall Tenant be entitled to any part of the condemnation award or private purchase price but Tenant shall have the right to make an independent claim in accordance with the provisions of Article 21(a) of this Lease. Except to the extent provided for in Article 21(a) or in the foregoing sentence, if less than substantially all of the Premises is condemned, this Lease shall not terminate, but rent shall abate in proportion to the portion of the Premises condemned and Landlord will restore with reasonable diligence the remaining portions of the Premises as nearly as practicable to the same condition it was in prior to the condemnation.

22.     Access to Premises. Landlord or Landlord’s agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and, at other reasonable times, upon reasonable notice, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Premises or to any other portion of the Building or which Landlord may elect to perform; provided, that Landlord shall repair any damage caused to the Premises as a result of such access. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therein provided they are concealed within the walls, floors, or ceiling. Landlord shall use commercially reasonable efforts not to locate any wet piping below those portions of the floor slabs of the floors above those portions of the Premises utilized for computer/information technology rooms or telecommunications rooms. Landlord may, during the progress of any work in the Premises, take all necessary materials and equipment into said Premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Landlord shall use commercially reasonable efforts to exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Premises, and shall take reasonable care to safeguard the Premises and Tenant’s property. Throughout the term hereof Landlord shall have the right to enter the Premises at reasonable hours upon reasonable advance notice for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom Landlord may immediately enter, alter, renovate or redecorate the Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant’s obligations hereunder.

23.     Vault, Vault Space, Area. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted so use and/ or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

24.     Occupancy. Tenant will not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Building of which the Premises are a part, a copy of which has been provided to Tenant. Tenant has inspected the Premises and accepts them as is, subject to the riders annexed hereto with respect to Landlord’s work, if any. In any event, Landlord makes no representation as to the condition of the Premises and Tenant agrees to accept the same subject to violations, whether or not of record.

25.     Default.

(1)     If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of Fixed Rent or Additional Charges; or if the Premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant; or if this Lease be rejected under §235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the Premises within thirty (30) days after the commencement of the term of this Lease, then, in any one or more of such events, upon Landlord serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written five (5) days’ notice of cancellation of this Lease upon Tenant, and upon the expiration of said five (5) days this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided.

(2)     If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of (a) Fixed Rent when due or (b) Additional Charges or any other payment herein required following ten (10) days written notice from Landlord; then and in any of such events Landlord may without notice, re-enter the Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of Premises and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

(3)     Notwithstanding the foregoing, in case any of the following events shall occur:

(a)     Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(b)     A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of Tenant or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

(c)     A writ of execution or attachment or similar process shall be levied against any equipment in the Premises, any purported interest of Tenant in the Premises, or Tenant’s rights to payments hereunder; and such execution, attachment, or similar process is not released, bonded, satisfied or stayed within thirty (30) days after its entry or levy:

then, upon the occurrence of any such events, in addition to any and all rights and remedies of Landlord under this Lease, including the right to seek damages for any breach of this Lease, Landlord shall have the right, at its option, to terminate this Lease by giving written notice to Tenant and this Lease shall thereupon be deemed terminated.

(4)     Upon the expiration or earlier termination of this Lease for any reason, Landlord may, upon such early termination of this Lease, without notice, re-enter the Premises either by force or otherwise, and dispossess Tenant and the legal representative of Tenant or other occupant of the Premises by summary proceedings or otherwise, and remove their effects and hold the Premises as if this Lease had not been made and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

26.     Remedies of Landlord and Waiver of Redemption. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/ or expiration, (b) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed (but if longer, such out of pocket-charges as hereinafter described shall only be deducted in proportion to the time remaining in the term hereunder) the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to re-let the Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Premises in good order or preparing the same for re-rental may, at Landlord’s option, make such alterations, repairs, replacements, and/or decorations in the Premises as Landlord, in Landlord’s reasonable judgment, considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or in the event that the Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity.

27.     Fees and Expenses. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this Lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this Lease, Landlord may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any reasonable expenditures or incurs any reasonable obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Landlord for such out-of-pocket sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) Business Days of rendition of any bill or statement to Tenant therefor. If Tenant’s Lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord, as damages.

28.     No Representations by Landlord. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Building and the Premises and is thoroughly acquainted with their condition and agrees to take the same “as is”, subject to the completion of Landlord’s Initial Work, and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the said Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects and the completion of work related to Landlord’s Initial Work. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Landlord warrants that, as of the Possession Date, no hazardous materials shall be located at the Premises. Landlord shall at its sole cost and expense be responsible for removing any hazardous materials which are located at the Premises as of the Possession Date in violation of legal requirements.

29.     End of Term. Upon the expiration or other termination of the term of this Lease, Tenant shall pay all outstanding charges of Fixed Rent and Additional Charges (including, without limitation, any expected Rent through the Lease expiration or other termination), quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this Lease excepted, and Tenant shall remove all its property (including, without limitation, all wiring installed by Tenant if requested by Landlord at the expiration or sooner termination of the Lease) as are fully set forth in Article 6. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. Tenant shall not be permitted to use any Building services (such as the freight elevator) in connection with its move-out if outstanding arrearages remain on Tenant’s account. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this Lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding Business Day.

30.     Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

31.     Failure to Give Possession. Subject to Section 3(a) Landlord is unable to give possession of the Premises on the Possession Date, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the Premises are located in a Building being constructed, because such Building has not been sufficiently completed to make the Premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Lease, but the rent payable hereunder shall be abated as set forth in Article 3 (provided Tenant is not responsible for Landlord’s inability to obtain possession or complete construction) until after Landlord shall have given Tenant written notice that the Landlord is able to deliver possession in condition required by this Lease. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the date specified as the Possession Date, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease except the obligation to pay the annual Fixed Rent set forth in the preamble to this Lease. The provisions of this article are intended to constitute an “express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

32.     No Waiver. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent and/or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord’s agent during the term hereby demised shall be deemed an acceptance of a surrender of said Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have any power to accept the keys of said Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Premises.

33.     Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of said Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any proceeding or action for possession including a summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

34.     Inability to Perform. Except as expressly set forth in this Lease, the Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under the Lease or to supply or is delayed in supplying any service expressly or implied to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Landlord is prevented or delayed from so doing by reason of force majeure including, without limitation, strike or labor troubles not caused by Landlord, Acts of G-d or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other New York City wide emergency.

35.     Captions. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

36.     Definitions. The term “office”, or “offices”, wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term “Landlord” means a landlord or lessor, and as used in this Lease means only the Landlord, or the mortgagee in possession, for the time being of the land and Building (or the Landlord of a lease of the Building or of the land and Building) of which the Premises form a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder on the condition that the successor landlord has assumed such liability as herein provided, and it shall be deemed and construed without further agreement between the parties or their successors in interests, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. The term “Business Days” as used in this Lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable operating engineers contract.

37.     Adjacent Excavation-Shoring. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

38.     Successor and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns. Tenant shall look only to Landlord’s estate and interest in the land and Building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises.

39.     Late Charge. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies hereunder, if any Fixed Rent or Additional Charges payable by Tenant to Landlord hereunder is not paid when due, Tenant shall pay Landlord as Additional Charges: (i) a one-time four percent (4%) late charge for each dollar overdue and (ii) seven and one-half percent (7.5%) interest, compounded annually, for each dollar overdue until such payment is made in full, in each case in order to defray Landlord’s administrative and other costs in connection therewith. Notwithstanding the foregoing, Landlord will provide notice and five (5) Business Days opportunity to cure for the first (1st) Fixed Rent or Additional Charges delinquency in any twelve (12) month period.

40.     Holdover.

(a)     If Tenant shall hold over after the expiration or sooner termination of the term of this Lease, and if Landlord shall then not proceed to remove Tenant from the Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant’s occupancy of the Premises after the expiration or sooner termination of the term shall be under a month-to-month tenancy commencing on the first day after the expiration or sooner termination of the term, which tenancy shall be upon all of the terms set forth in this Lease except that Tenant shall pay on the first day of each month of the holdover period as Fixed Rent, an amount equal to one and one-half (1 ½) times one-twelfth of the sum of the Fixed Rent and Additional Charges payable by Tenant during the last year of the term of this Lease for the first sixty (60) days Tenant holds over and thereafter two (2) times such sum. It is stipulated and agreed that Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Premises during the holdover period. It is further stipulated and agreed that if Landlord shall, at any time after the expiration or sooner termination of the term, proceed to remove Tenant from the Premises as a holdover, the Fixed Rent for the use and occupancy of the Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover.

 (b)     Anything to the contrary notwithstanding, the acceptance of any rent paid by Tenant pursuant to Article 40(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York

(c)     If Tenant shall hold-over or remain in possession of any portion of the Premises for more than forty five (45) days beyond the Expiration Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

41.     Notices. All notices, consents, demands and other communications from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be delivered (including delivery by commercial delivery services), or sent by the United States mail, certified or registered, postage prepaid, or sent via nationally recognized overnight courier. Notices shall be deemed given (i) on the date of delivery, if delivered via commercial delivery service (unless such date is a weekend or holiday, in which event such notice shall be deemed given on the next succeeding Business Day), (ii) three (3) Business Days following deposit in the United States mail, if sent via certified or registered mail or (iii) on the Business Day next succeeding the date upon which such notice is given to any nationally recognized overnight courier. All notices, consents, demands and other communications shall be addressed as follows:

If to Landlord:

132 West 31st Street Building Investors II, LLC
c/o Savanna Real Estate Fund
430 Park Avenue, 12th Floor
New York, NY 10022
Attention: Tom Farrell & Kevin Hoo
Fax No.: (212) 229-1113

with a copy to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attention: William E. Stempel, Esq.
Fax No.: (646) 390-0725

If to Tenant (prior to the Possession Date):

Salon Media Group, Inc.
870 Market Street, Suite 528
San Francisco, California 94102
Attentions: Veronica Bryan

If to Tenant (following the Possession Date):

Salon Media Group, Inc.
31 Penn Plaza
New York, New York 10001
Attn: Cindy Jeffers, CEO
Fax No.: (212) 221-9837

with a copy to:

Salon Media Group, Inc.
870 Market Street, Suite 528
San Francisco, California 94102
Attn: Veronica Bryan
Fax No.: (415) 551-3277

with a copy to:

DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, California 94303-2214
Attn: Brad Gersich, Esq.
Fax No.: (650) 687-1172

42.          Broker. Tenant represents to Landlord, and Landlord represents to Tenant, that Jones Lang LaSalle, Cushman & Wakefield and Savanna Commercial Services, LLC (collectively, the “Broker”) is the only broker or agent with whom each such party has had any conversations or negotiations concerning the Premises or this Lease. Each party hereto hereby agrees to indemnify, defend and hold the other party harmless from and against (a) any claim for a brokerage commission made by any party other than Broker and (b) any expenses incurred by such party in connection with such claim, to the extent such claim arises out of the misrepresentation by such other party. Landlord shall pay any commission due to Broker pursuant to a separate written agreement.

43.         Miscellaneous Provisions. (a) No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, expressly refers to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

(b)     Landlord and any successor in interest to Landlord shall be under no personal liability with respect to any of the provisions of this Lease, and if Landlord or any successor in interest to Landlord is in breach or default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord or such successor in interest in the Land and Building of which the Premises form a part for the satisfaction of Tenant’s remedies and in no event shall Tenant attempt to secure any personal judgment against Landlord or against any successor in interest to Landlord or against any partner, member, principals (disclosed or undisclosed), employee or agent of Landlord or any successor in interest to Landlord by reason of such default by Landlord or any successor in interest to Landlord.

(c)     Each statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall, (i) pay to Landlord when due, the amount set forth in such statement, without prejudice to Tenant’s right to dispute such statement, and (ii) within six (6) months after such statement is sent, send a written notice to Landlord objecting to such statement and specifying the reasons for Tenant’s claim that such statement is incorrect. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person who is to be compensated in whole or in part, on a contingency fee basis. If the parties are unable to resolve any such dispute within thirty (30) days following the giving of Tenant’s notice of objection either party may within ten (10) days after the expiration of such thirty (30) day period refer the issues raised to an independent firm of certified public accountants selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review, or the substance of any admissions or stipulations by any party in connection therewith, or of any resulting reconciliation, compromise or settlement. The losing party in such dispute shall pay the fees and expenses relating to such procedure. Except as provided in this Article, Tenant shall have no right whatsoever to dispute by any judicial process or otherwise the accuracy of any statement. Landlord shall promptly pay to Tenant any amount determined to have been overpaid by Tenant in connection therewith.

(d)     Notwithstanding anything to the contrary herein, Landlord shall not be in default of any of its obligations hereunder unless Landlord has failed to perform such obligation within thirty (30) days of receipt of notice from Tenant of such failure, provided that if the nature of such default is such that more than thirty (30) days is required to cure the same, Landlord shall not be in default hereunder if Landlord commences such cure within such thirty (30) day period and diligently prosecutes the same to completion.

(e)     Notwithstanding any provision of this Lease to the contrary, if Tenant shall request Landlord’s consent pursuant to any of the provisions of this Lease and Landlord shall fail or refuse to grant such consent, Tenant shall not be entitled to any monetary damages, and Tenant shall not make any claim for monetary damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has withheld or delayed granting any such consent, and Tenant’s sole remedy to dispute Landlord’s failure or refusal to grant its consent shall be an action for specific performance or injunction and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent provided, however, if Landlord is obligated not to unreasonably withhold or delay its consent or approval and Landlord withholds or delays its consent or approval, and a court of competent jurisdiction (or the arbitrator), after final appeal (if any), determines that Landlord has acted in bad faith or with malice in doing so, Tenant shall be entitled to an award of its actual (but not consequential) damages resulting therefrom.

(f)     If any capital improvement is made to the Building or the Land thereunder during any calendar year during the term in order to comply with requirements of any federal, state or local law or governmental regulation enacted after the date hereof, then Tenant shall pay to Landlord, as Additional Charges upon demand therefor, Tenant’s Percentage of the reasonable annual amortization of the cost of such improvement in each calendar year during the term during which such amortization occurs.

(g)     Notwithstanding any provision of this Lease to the contrary, if, more than two (2) times in any twelve (12) month period during the term of this Lease, (i) Tenant, or anyone claiming by, through or under Tenant, tenders to Landlord a check in respect of any amount due and payable under this Lease, and (ii) such check is returned unpaid for any reason, including, without limitation, for reason of insufficient funds, then Landlord shall have the right (but no obligation) to require that all amounts due and payable under this Lease for the remainder of the term of this Lease be remitted in certified funds.

(h)     Tenant shall indemnify and hold harmless Landlord and Landlord’s mortgagee and its and their respective partners, directors, officer, agents and employees from and against any and all claims arising from or in connection with (i) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the term of this Lease or during the period of time, if any, prior to the commencement date that Tenant may have been given access to the Premises; (ii) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (iii) any accident, injury or damage whatever (unless caused by Landlord’s gross negligence or willful misconduct) occurring in, at or upon the Premises; and (iv) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligation under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys’ fees and expenses. In case any action or proceeding be brought against Landlord and/or its mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such mortgage, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord or such mortgagee). The provisions of this Article 43(h) shall survive the expiration or earlier termination of this Lease.

(i)     Tenant covenants and agrees that Landlord shall have the absolute and unqualified right, at any time prior to the Expiration Date, upon ninety (90) days notice to Tenant, to designate as a substitute in the Building to the Premises space (the “Substitution Space”) which is of comparable size, quality, finish, layout and on at least as high a floor (with comparable views) as the Premises. In the event of such substitution of space, Landlord shall reimburse Tenant for all of its out-of-pocket costs incurred, if any, in connection with any design changes or moving expenses (including, without limitation, the cost of hiring movers, relocating wires, cabling and supplemental systems) or other expenses which are necessary by reason of such substitution of space. At Landlord’s expense, Tenant and Landlord shall execute and exchange an appropriate modification of this Lease (or a new lease, as applicable), evidencing the relocation.

(j)     Tenant shall cause the Premises to be free at all times of all rats, mice, other vermin and insects and shall take whatever reasonable precautions that Landlord deems necessary to prevent any such vermin or insects from existing in the Premises or permeating into any other parts of the Building or outside the Building. If it is reasonably determined by Landlord that such services are necessary in the Premises, Tenant shall employ an exterminator who will utilize the best prevailing method for the prevention of any infestation by, and extermination of, said animals and insects. If, in Landlord’s reasonable judgment, Tenant shall fail to satisfactorily carry out the provisions of this subparagraph, Landlord may, but shall not be obligated to, employ an exterminator service, and the reasonable and competitive cost and expense incurred by Landlord for such exterminator service shall be repaid to Landlord by Tenant, on demand, and such amounts so repayable shall be considered Additional Charges hereunder. Notwithstanding the foregoing, Landlord shall have the right to designate an exterminator or exterminating company to provide services to the office portions of the Building, and Tenant shall pay Tenant’s pro rata share of the reasonable cost and expense of employing such exterminator or exterminating company in the event Tenant or Tenant’s exterminator or exterminating company fails to keep the Premises free of vermin and insects. Tenant shall promptly pay Landlord, as Additional Charges, when billed such amount.

(k)     Tenant shall pay to Landlord as Additional Charges with respect to each calendar year during the term of this Lease, an amount (collectively, “Tenant’s BID Payment”) equal to Tenant’s Percentage of the BID Charges (as hereinafter defined) for such calendar year. At any time after the expiration of such year, Landlord may furnish to Tenant a statement (which shall include invoices or other reasonably detailed evidence of the BID Charges for such calendar year) setting forth the Tenant’s BID Payment for such year, which Tenant shall pay within thirty (30) days after Tenant’s receipt of such statement from Landlord. The BID Charges upon which Tenant’s BID Payment is based shall be appropriately pro rated for the calendar years in which the Possession Date and Expiration Date shall occur. As used herein, the term “BID Charges” means all charges imposed upon or against the Land and/or Building, Landlord or the Landlord of the Land and/or Building with respect to any business improvement district.

(l)     Subject to the provisions of this Lease, Tenant shall have access to the Building and the Premises, 24 hours a day, 7 days a week, 365 days a year.

(m)     Subject to the terms of this Lease and Landlord’s reasonable approval, Tenant shall be entitled to install signage on or adjacent to the entrance door to the Premises that identifies Tenant and suite number, which signage shall be Building-standard signage. Additionally, Landlord hereby consents to the installation of a sign displaying Tenant’s logo on Tenant’s entrance door or on the wall adjacent to entrance to the Premises. Any such signage installed by (or at the direction of) Tenant shall be removed by Tenant on or prior to the Expiration Date or the earlier termination of this Lease. The installation and removal (including, without limitation, the repair of any damage occasioned thereby) of such signage shall be performed at Tenant’s sole cost and expense.

(n)     Landlord may request, from time to time, Tenant to provide its most recent public filing.

(o)     Tenant shall observe and comply with the Rules and Regulations set forth on Exhibit C, as supplemented or amended from time to time, provided that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as supplemented or amended from time to time, the provisions of this Lease shall control. Landlord reserves the right, from time to time, to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect, provided that such additional or amended Rules and Regulations are reasonable in nature and do not impose more than de minimus costs on Tenant or increase Tenant’s obligations more than a de minimus amount. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant in a discriminatory fashion.

(p)     Notwithstanding anything to the contrary contained in this Lease, all work order requests for services or additional services (including, by way of example, when a Building engineer or service provider is requested to visit the Premises) made by Tenant under this Lease (excluding overtime air-conditioning or overtime freight elevator charges or any other services provided by Landlord under this Lease) shall be subject to an additional seven and one half percent (7.5%) administrative charge which shall be payable to Landlord by Tenant within ten (10) Business Days following demand as Additional Charges.

(q)     USA Patriot Act and Anti-Terrorism Laws.

(i)     Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(ii)     Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v) above.

 (iii)     At any time and from time to time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Article 43(q).

(r)     Open Permits and Violations.  Landlord and Tenant acknowledge and agree that Landlord is responsible for obtaining a Certificate of Occupancy or Temporary Certificate of Occupancy, as applicable, for the Building and that Landlord may be prevented from obtaining the same if Tenant or any Person acting on Tenant’s behalf (Tenant and any Person acting on Tenant’s behalf, a “Tenant Party”) fails to close out any open building or other permits (“Open Permits”) or fails to cure any building or other violations (“Violations”) against the Premises or Building, provided such Open Permits or Violations are not caused by Landlord.  If any Tenant Party fails to close out an Open Permit or to cure a Violation at a time when Landlord is required to obtain the Certificate of Occupancy or Temporary Certificate of Occupancy, as applicable, Landlord will give notice of such event (the “Landlord Notice”) to Tenant and any other relevant Tenant Party.  If the applicable Tenant Party fails to close out all Open Permits and/or cure all Violations within a period of 60 days of receipt of the Landlord Notice (such period, the “Cure Period”), then (i) Landlord shall have the right, but not the obligation, to enter upon the Premises and thereafter perform whatever work is necessary to close out such Open Permits and/or cure such Violations at Tenant’s sole cost and expense (the date all such Open Permits and/or Violations are closed out and/or cured, as applicable, the “Cure Date”) and (ii) Tenant shall be required to make a payment to Landlord equal to (x) $500 times (y) the number of days elapsed between the end of the Cure Period and the Cure Date, payable on the first Business Day of each calendar month following the end of the Cure Period.  Notwithstanding the foregoing, if the applicable Tenant Party diligently and expeditiously pursues the close out of all Open Permits and cure of all Violations during the Cure Period, such Cure Period shall be extended for an additional 30 days.  Tenant will reasonably cooperate with Landlord to allow Landlord to perform the work described above.  In addition to the payment described above, Tenant will reimburse Landlord for all reasonable out-of-pocket costs expended by Landlord in order to close out any Open Permits or to cure any Violations as Additional Charges.

(s)     Landlord shall use commercially reasonable efforts to deliver the Premises on the Possession Date with the predecessor tenant’s conference table and chairs remaining in the Premises (the “Furniture”); provided, that the Furniture shall (i) be delivered in its AS-IS condition without representation or warranty by Landlord, (ii) as of the Possession Date, become the property and responsibility of Tenant, and (iii) be removed from the Premises by Tenant, at Tenant’s cost, at the expiration or earlier termination of this Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement of Lease as of the day and year first above written.

                                                                      LANDLORD

                                                                      132 WEST 31ST STREET BUILDING

                                                                      INVESTORS II, LLC , a Delaware limited

                                                                      liability company

                                                                                                                                                                                                                              By: /s/_ Christopher Schlank

                                                                                                                                                                                                                              Name: Christopher Schlank

                                                                                                                                                                                                                              Title: Authorized Signatory

                                                                      TENANT

                                                                                                                                                                              SALON MEDIA GROUP, INC.

                                                                                  a Delaware corporaton

                                                                                                                                                                                                                              By: /s/_ Cynthia Jeffers

                                                                                                                                                                                                                              Name: Cynthia Jeffers

                                                                                                                                                                                                                              Title: Chief Executive Officer

                                                                      Tenant’s Federal Identification Number:

SCHEDULE A

FIXED RENT SCHEDULE

Period (both dates inclusive)			Fixed Rent (per annum)	Fixed Rent (per month)
July 1, 2014	–	June 30, 2015	$306,581.00	$25,548.42
July 1, 2015	–	June 30, 2016	$313,479.07	$26,123.26
July 1, 2016	–	June 30, 2017	$320,532.35	$26,711.03
July 1, 2017	–	June 30, 2018	$327,744.33	$27,312.03
July 1, 2018	–	June 30, 2019	$335,118.58	$27,926.55
July 1, 2019	–	September 30, 2019	$342,658.74	$28,529.90

EXHIBIT A

Floor Plan

EXHIBIT B

CLEANING SPECIFICATIONS

EXHIBIT C

RULES AND REGULATIONS

EXHIBIT D

LANDLORD’S INITIAL WORK

EXHIBIT D-1

PLAN